UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

EASTMAN CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-12626	62-1539359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive Kingsport, TN		37662
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (423) 229-2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement Relating to Acquisition of Taminco Corporation

On September 11, 2014, Eastman Chemical Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Taminco Corporation (“Taminco”) and Stella Merger Corp., a wholly-owned subsidiary of the Company (“Merger Sub”).

Pursuant to the Merger Agreement, at the closing of the Acquisition (as defined below) (the “Effective Time”), Merger Sub will merge with and into Taminco, with Taminco surviving the merger as a wholly-owned subsidiary of the Company (the “Acquisition”). At the Effective Time of the Acquisition, each outstanding share of common stock (other than shares pursuant to which dissenters’ rights have been properly exercised) of Taminco will be canceled and converted automatically into the right to receive $26.00 in cash (the “Acquisition Consideration”). Additionally, at the Effective Time, each outstanding option to acquire shares of Taminco common stock issued under any of Taminco’s equity incentive plans, whether or not then vested, will be converted into the right to receive, in cash and for each share of Taminco common stock subject to such option, the amount by which the value of the Acquisition Consideration exceeds such option’s exercise price.

The Merger Agreement contains customary representations and warranties of Taminco, the Company, and Merger Sub. Taminco and the Company also agreed to various covenants in the Merger Agreement, including, among other things, covenants (i) to conduct their respective material operations in the ordinary course of business consistent with past practice and (ii) not to take certain actions prior to the closing of the Acquisition without prior consent of the other.

The Merger Agreement contains a “go-shop” provision pursuant to which Taminco has the right to solicit, receive, evaluate, and engage in discussions and negotiations with respect to competing transactions until 12:01 a.m. (New York time) on the 30th calendar day after the date of the Merger Agreement (the “Go-Shop Expiration Date”). For 15 calendar days after the Go-Shop Expiration Date, Taminco may continue discussions with any third party that made an alternative acquisition proposal during such 30 calendar day period and that the board of directors of Taminco has determined is or could reasonably be expected to result in a “superior proposal” (as defined in the Merger Agreement). In addition, from the Go-Shop Expiration Date and prior to the date that is 20 calendar days from the date of mailing by Taminco of its Definitive Information Statement on Schedule 14C relating to the Acquisition, Taminco is not permitted to solicit other proposals, but may share information and have discussions regarding unsolicited alternative proposals that meet certain conditions set forth in the Merger Agreement. The Merger Agreement provides that, if Taminco gives the Company notice of its intent to terminate the Merger Agreement in connection with the receipt by Taminco of a superior proposal, then the Company will have the right to deliver to Taminco a binding proposal that is at least as favorable to Taminco and its stockholders as the superior proposal.

The Merger Agreement may be terminated by either Taminco or the Company in certain circumstances, and if the Merger Agreement is terminated by Taminco, it may be required, including upon the acceptance of a superior proposal or other certain circumstances, to pay the Company a termination fee of up to $62.8 million.

The consummation of the Acquisition is subject to various customary closing conditions, including (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (“HSR approval”), (ii) regulatory approvals, and (iii) the absence of a material adverse effect on Taminco or the Company. The Merger Agreement is not subject to any financing condition.

Completion of the Acquisition is anticipated to occur by the end of 2014, although there can be no assurance the Acquisition will occur within the expected timeframe or at all.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Support Agreement Entered Into by Majority Stockholders of Taminco

Concurrently with the execution and delivery of the Merger Agreement, certain investment funds affiliated with Apollo Global Management, LLC, which together own a majority of Taminco’s outstanding common stock (collectively, the “Majority Stockholders”), have entered into a Support Agreement with the Company and Merger Sub (the “Support Agreement”). Pursuant to the Support Agreement, the Majority Stockholders have agreed, unless the board of directors of Taminco has made a change of recommendation (as defined) in connection with the receipt by Taminco of a superior proposal, to deliver to the Company a written consent promptly after the Go-Shop Expiration Date approving the

Merger Agreement and the transactions contemplated thereby and to otherwise vote their shares of Taminco common stock in favor of the Merger Agreement and the transactions contemplated thereby and against any other action or agreement that would reasonably be expected to (i) result in a material breach of or failure to perform any covenant, representation, or warranty or any other obligation or agreement of Taminco under the Merger Agreement, (ii) result in any of the conditions to the consummation of the Acquisition under the Merger Agreement not being fulfilled, or (iii) prevent or materially delay the completion of the Acquisition and the other transactions contemplated by the Merger Agreement. The Support Agreement will terminate upon the earliest of (i) the consummation of the Acquisition, (ii) the termination of the Merger Agreement, or (iii) a change of recommendation. As a result of the execution of the Support Agreement, no further approvals of Taminco’s stockholders are necessary in order to consummate the Acquisition.

The foregoing description of the Support Agreement is qualified in its entirety by reference to the full text of the Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Regulation FD Disclosure

The Company expects to use a combination of cash on hand and borrowings to pay the consideration payable to complete the Acquisition. In connection with its entry into the Merger Agreement, the Company has entered into an agreement with Citigroup Global Markets, Inc. which contains commitments for a $2.75 billion senior unsecured bridge term loan facility and sets out the principal terms of an uncommitted $1.0 billion senior unsecured term loan facility and an incremental $250 million increase to the Company’s revolving credit facility. This financing is intended to provide a portion of the funding necessary to complete the Acquisition, including refinancing a portion of Taminco’s outstanding debt. Depending on market conditions, the Company may seek to finance a portion of the funds to be used to complete the Acquisition through the public offering of debt securities. Any proceeds from borrowings under the term loan facility, or proceeds from the sale of debt securities, will reduce the commitments under the bridge term loan facility on a dollar-for-dollar basis. Final terms of any debt financing will be set forth in definitive agreements relating to such indebtedness.

On September 11, 2014, the Company issued a press release announcing the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information disclosed in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Number	Exhibit
2.1	Agreement and Plan of Merger by and among Eastman Chemical Company, Stella Merger Corp. and Taminco Corporation dated as of September 11, 2014*

10.1	Support Agreement, dated as of September 11, 2014, by and among Eastman Chemical Company, Stella Merger Corp. and the stockholders of Taminco Corporation signatory thereto

99.1	Press release dated September 11, 2014

* Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Company agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY

	By:	/s/ Scott V. King
	Name:	Scott V. King
	Title:	Vice President, Finance and Chief Accounting Officer

Date: September 16, 2014

EXHIBIT INDEX

Number	Exhibit
2.1	Agreement and Plan of Merger by and among Eastman Chemical Company, Stella Merger Corp. and Taminco Corporation dated as of September 11, 2014*

10.1	Support Agreement, dated as of September 11, 2014, by and among Eastman Chemical Company, Stella Merger Corp. and the stockholders of Taminco Corporation signatory thereto

99.1	Press release dated September 11, 2014

* Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(b)(2) of Regulation S-K and are not filed herewith. The Company agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

5